Exhibit 99.1

Investor Contact: Larry P. Kromidas
(618) 258-3206

News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin Declares Force Majeure for Product Shipments from Henderson, Nevada, Santa Fe Springs, California and Tracy, California

CLAYTON, MO, December 31, 2008 – Olin Corporation (NYSE: OLN) announced today that it has declared force majeure for products shipped from its Henderson, Nevada facility until further notice.  The force majeure was declared due to an unexpected equipment failure at the facility during an attempted start-up of the facility after a scheduled outage.   Caustic soda and chlorine manufactured at the Henderson facility are used as raw materials at Olin’s Santa Fe Springs, California and Tracy, California facilities and, consequently, Olin also declared force majeure on products shipped from those facilities.  Products impacted by this force majeure include chlorine, caustic soda, hydrochloric acid, hydrogen and bleach.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, sodium chlorate, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

2008-28